EXHIBIT 10.100

AMENDMENT NO. 2 TO THE JOINT VENTURE AGREEMENT

(Company and WOD)

THIS AMENDMENT NO. 2 TO THE JOINT VENTURE AGREEMENT (this "Amendment") is made as of June 7, 2019, by and between WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc., a Florida corporation (hereinafter referred to as "Company") and WOD HOLDINGS INC. (hereinafter referred to as "WODH"), a Delaware corporation. Company and WOHD are each a “Party”, and collectively referred to as the “Parties” herein.

RECITALS

WHEREAS, pursuant to Amendment No. 2 of the Definitive Agreement, dated August 26, 2016, as amended (the “WOD Definitive Agreement”), Company and WODH entered into that certain Joint Venture Agreement (the “Original JV Agreement”), on March 14, 2017 (the “Original Effective Date”), in which the parties decided to collaborate on a retail business (the "Business") in the form a joint venture (the "Joint Venture"), pursuant to the terms and conditions set forth therein;

WHEREAS, on January 8, 2018, Company and WODH executed Amendment No. 1 to the Original JV Agreement (the “Amendment No.1”), pursuant to which the Parties agreed to further clarify certain implied terms of the Joint Venture which may not have otherwise been expressed in written form, and to further amend certain other terms of the Original JV Agreement, due to delays in Company’s ability to provide Additional Capital Contributions as needed to expand the business; as follows:

1. Effective Date. The Effective Date of this Amendment shall be retroactive as of the Original Effective Date, with the same full force and effect of the Original Agreement.

2. Amended Defined Terms. The defined term “DEAC” shall be replaced with “Company” as referenced in the Original JV Agreement, and Prior Amendments, in the relation to WOD Retail Solutions Inc. f/k/a Elite Data Services Inc.

3. Amendment to Appendix A. Appendix A to the Original JV Agreement is hereby amended to reflect a statement of clarification of certain officer appointments and held positions in both Company and WODH during the term of the Agreement, which shall be added to Appendix A, described as follows:

“The Parties hereto agree and confirm that at no time during the term of this Agreement, unless a final closing has occurred in which Company comes the controlling Partner of WOD, shall an appointed officer of either Company or WODH hold the same or any officer position in both Company and WODH at the same time, in such a capacity which would trigger a “Common Control” relationship between the entities, as defined in relation to FASB Statement No. 141.”

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4. Amendment to Section 1.1.3. Section 1.1.3 to the Original JV Agreement is hereby amended to reflect a correction to the referenced Appendix from “Appendix B” to Appendix “A” in that section.

5. Amendment to Section 1.2. Section 1.2 to the Original JV Agreement is hereby amended and restated in its entirety to reflect certain clarifications related to the control of the underlying entity used for the Joint Venture, described as follows:

“The business and affairs of the Joint Venture shall be conducted through the Colorado limited liability company named “WOD Market LLC” (the “WOD”). Prior to the execution of this Agreement, WOD was a wholly-owned subsidiary of WODH, pursuant to the Agreement and Plan of Reorganization (the “Reorg. Agreement”) dated March 7, 2017, in which Brenton Mix and Taryn Watson, collectively referred to as (the “Original Members”) in the WOD Definitive Agreement, and subsequent amendments, jointly and severally assigned and transferred one hundred percent (100%) of their collective ownership interest in WOD to WODH. Pursuant to the terms of this Agreement, the Partners are the new managers of WOD, as defined herein.”

6. Amendment to Section 2.2 and Appendix B. Section 2.2 and paragraph (b) to Appendix B to the Original Agreement is hereby amended to reflect a change to Additional or Other Capital Contributions in which additional capital advances made by Company to WOD, as defined therein, shall be advanced to WOD first in the form of a series of loans, pursuant the terms of the Loan Agreement (the “Loan Agreement”), attached hereto and also referred in the Original JV Agreement as Exhibit I. The Loan Agreement shall establish for a period ending December 31, 2018, or on a date mutually agreed to by the Parties (the "Due Date") a line of credit (the "Credit Line") for WOD in the principal amount of Eight Million Dollars (USD $8,000,000) (the "Credit Limit") secured by a collateral pledge of certain assets (the “Pledged Assets”) as described herein. In connection herewith, Borrower shall execute and deliver to Company a Convertible Note (the “Note”) in the amount of the Credit Limit, attached as Exhibit I-1 to the Loan Agreement, and a Guaranty Agreement (the “Guaranty”), attached as Exhibit I-2 to the Loan Agreement, satisfactory to Company. All sums advanced on the Credit Line, pursuant to the terms of this Loan Agreement shall become part of the principal amount of said Note. On the Due Date or on such earlier date upon which Company has provided to WOD advances under the Credit Line equal to not less than a total of Four Million Dollars (USD $4,000,000) in the aggregate, representing both the First Capital Threshold and Second Capital Threshold in Appendix B of the Original Agreement, Company shall have the right to convert into WOD Units the total outstanding principal balance of the Note issued by WOD to Company under the Loan Agreement, equal to a total of forty percent (40%) interest in the WOD, which when combined with the twenty percent (20%) interest in the WOD already held by the Company, the Company would own and hold a total of sixty percent (60%) in the aggregate representing a controlling interested in WOD, and thus effecting a consolidation of WOD’s operations under the Company.

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7. Amendment to Appendix B. Appendix B to the Original JV Agreement pertaining to a condition of Company’s option (or right) to provide Additional Capital Contributions under the Loan Agreement, in exchange for a certain number of WOD Units for a certain number of shares of Series B Preferred Stock and Common Stock of Company, collectively referred to in the Original JV Agreement as (the “Equity Exchanges”), shall be amended and restated to reflect certain applicable changes as follows:

“On the Due Date (also referred to as the Second and Final Closing), if Company has made advance of not less than Four Million Dollars (USD $4,000,000) in the aggregate (the “Min. Advance Threshold”), pursuant to the terms of the Loan Agreement, Company shall have the right to convert the outstanding Principal Balance of the Note into WOD Units, equal to one WOD Unit for each Ten Thousand Dollars (USD $10,000) of advances made to WOD by Company under the Credit Line, in the form of a cancellation of the obligations of the Note in the exchange of WOD Units held by WODH for certain shares in Company equal to: (x) one (1) WOD Unit assigned and transferred to Company from WODH, for (y) two hundred fifty (250) shares of Series B Preferred Stock of Company, and twenty-five thousand (25,000) shares of Common Stock of Company, earmarked to WODH, from the total of all the New Company Shares held in Trust for the benefit of WODH, up to the Min. Advance Threshold.”;

WHEREAS, the Parties hereto wish to further amend certain provisions of the Original JV Agreement, and Amendment No. 1, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Amendment agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein, shall have the meaning ascribed to them in the Original JV Agreement, as applicable.

2. Amendments; Extensions. The date of the Final Closing shall be amended to reflect a one (1) year period extension to December 31, 2019 (the “Extended Closing Date”), including, but not limited to, applicable amendments to certain provisions set forth in the Original Agreement and the Prior Amendments which may be effected by this Amendment, thus extending the compliance of such provisions to the Extended Closing Date, with any and all other terms of the Original Agreement and the Prior Amendments remaining in full force and effect.

3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original JV Agreement and Amendment No.1, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original JV Agreement, Amendment No.1, and this Amendment to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original JV Agreement, Amendment No.1, and this Amendment shall mean the Original JV Agreement as amended by this Amendment, and (ii) all references such as “thereto”, “thereof”, “thereunder” or words of like import referring to the Original JV Agreement, Amendment No.1 and this Amendment shall mean the Original JV Agreement and Amendment No.1 as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original JV Agreement, Amendment No.1 and this Amendment, the provisions of this Amendment shall control and be binding.

4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc.,
A Florida Corporation

By:	/s/ Brenton Mix
Brenton Mix
Chief Executive Officer

WODH

WOD HOLDINGS INC.,
a Delaware corporation

By:	/s/ Russell Quimby
Russell Quimby
President

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